                                                                    EXHIBIT 23.3

                  [NETHERLAND, SEWELL & ASSOCIATES LETTERHEAD]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities as of January 1, 1997, for certain of Apache Corporation's interests located in The Arab Republic of Egypt, and to all references to our Firm included in this Registration Statement.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.

                                          By: /s/ CLARENCE M. NETHERLAND
                                            ------------------------------------
                                              Clarence M. Netherland
                                              Chairman
Dallas, Texas
October 29, 1999